EXHIBIT 99.1

TXI Reports Second Quarter Results

DALLAS, Jan. 9, 2013 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended November 30, 2012. Results for the quarter were a net loss of $11.1 million or $.40 per share. The results for the period included an after tax charge for variable stock based compensation of $1.5 million or $.05 per share. Results for the quarter ended November 30, 2011 were a net loss of $21.0 million or $.75 per share and included a one-time, pre-tax charge of $3.2 million ($.11 per share after-tax) relating to the Company's cost cutting and efficiency initiatives announced in September, 2011 and after tax income from variable stock based compensation of $1.6 million or $.06 per share.

General Comments

"Net sales for cement were up 20% compared to the same quarter a year ago and marks the sixth consecutive quarter that net cement sales exceeded the prior year," stated Mel Brekhus, Chief Executive Officer. "Aggregate and ready-mix net sales were up 32% and 18% respectively compared to a year ago."

"I am happy to announce that the commissioning of the second kiln at our central Texas plant began as scheduled and is on target to be completed this spring. With the rebound in Texas cement consumption well into its second year, the timing of our expansion appears to be very good. At an annual production capacity of 1.4 million tons, the second kiln increases TXI's total annual cement capacity by 26% to approximately 6.7 million tons," added Brekhus.

A teleconference will be held tomorrow, January 10, 2013 at 10:00 Central Standard Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit
	2012	2011	2012	2011
Operating Results
Cement sales	$ 82,584	$ 68,994	$ 169,897	$ 144,972
Other sales and delivery fees	8,858	8,240	18,750	17,899
Total segment sales	91,442	77,234	188,647	162,871
Cost of products sold	82,706	78,050	168,825	156,282
Gross profit	8,736	(816)	19,822	6,589
Selling, general and administrative	(3,729)	(4,165)	(7,273)	(8,243)
Restructuring charges	—	(1,074)	—	(1,074)
Other income	1,050	700	1,930	3,890
Operating Profits	$ 6,057	$ (5,355)	$ 14,479	$ 1,162
Cement
Shipments (tons)	1,034	884	2,153	1,853
Prices ($/ton)	$ 79.82	$ 78.07	$ 78.91	$ 78.25
Cost of sales ($/ton)	$ 72.56	$ 78.34	$ 70.47	$ 74.90

Three months ended November 30, 2012

Cement operating profit (loss) for the three-month periods ended November 30, 2012 and November 30, 2011 was $6.1 million and $(5.4) million, respectively.

Total segment sales for the three-month period ended November 30, 2012 were $91.4 million compared to $77.2 million for the prior year period. Cement sales increased $14.2 million from the prior year period. Our Texas market area accounted for approximately 69% of cement sales in the current period compared to 67% of cement sales in the prior year period. Average cement prices increased 3% in our Texas market from the prior year period. Average cement prices decreased less than 1% due to a change in product mix in our California market from the prior year period. Shipments increased 19% in our Texas market area and 13% in our California market area.

Cost of products sold for the three-month period ended November 30, 2012 increased $4.7 million from the prior year period primarily due to higher shipments. Cement unit cost of sales decreased 7% from prior year period primarily due to higher shipments and lower energy costs offset slightly by higher maintenance costs.

Selling, general and administrative expense for the three-month period ended November 30, 2012 decreased $0.5 million from the prior year period primarily due to our work force reduction initiatives.

Restructuring charges of $1.1 million were recorded in the three-month period ended November 30, 2011. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Other income for the three-month period ended November 30, 2012 increased $0.3 million from the prior year period primarily due to higher royalties.

Aggregates Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit
	2012	2011	2012	2011
Operating Results
Stone, sand and gravel sales	$ 27,739	$ 20,993	$ 55,890	$ 43,193
Delivery fees	12,473	7,854	25,302	15,971
Total segment sales	40,212	28,847	81,192	59,164
Cost of products sold	35,951	25,459	72,188	52,378
Gross profit	4,261	3,388	9,004	6,786
Selling, general and administrative	(856)	(1,226)	(1,864)	(3,102)
Restructuring charges	—	(373)	—	(373)
Other income	115	202	378	473
Operating Profit	$ 3,520	$ 1,991	$ 7,518	$ 3,784
Stone, sand and gravel
Shipments (tons)	3,808	2,818	7,722	5,961
Prices ($/ton)	$ 7.28	$ 7.45	$ 7.24	$ 7.25
Cost of sales ($/ton)	$ 5.99	$ 6.35	$ 5.99	$ 6.28

Previously, the aggregates segment included our expanded shale and clay lightweight aggregates which has been classified as discontinued operations in the current period and all prior periods. Therefore, amounts for these operations are not included in the information presented.

On December 4, 2012, our subsidiaries entered into agreements to exchange their expanded shale and clay lightweight aggregates manufacturing business for the ready-mix concrete business of subsidiaries of Trinity Industries, Inc. in east Texas and southwest Arkansas. Pursuant to the agreements, we will transfer our expanded shale and clay manufacturing facilities in Streetman, Texas; Boulder, Colorado and Frazier Park, California; and our DiamondPro® product line in exchange for 42 ready-mix concrete plants stretching from Texarkana to Beaumont in east Texas and in southwestern Arkansas, as well as 2 aggregate distribution facilities in Beaumont and Port Arthur, Texas, and related assets. We anticipate recognizing a gain on the transaction, the amount of which will be determined after the transaction closes. Closing is subject to negotiations of ancillary agreements, satisfactory completion of due diligence, receipt of required consents, approvals and permit amendments and other customary conditions.

Three months ended November 30, 2012

Aggregates operating profit for the three-month periods ended November 30, 2012 and November 30, 2011 was $3.5 million and $2.0 million, respectively.

Total segment sales for the three-month period ended November 30, 2012 were $40.2 million compared to $28.8 million for the prior year period. Stone, sand and gravel sales increased $6.7 million from the prior year period on 35% higher shipments.

Cost of products sold for the three-month period ended November 30, 2012 increased $10.5 million from the prior year period primarily due to increased stone, sand and gravel shipments. Stone, sand and gravel unit costs decreased 6% from the prior year period primarily due to the effect of higher shipments on unit costs.

Selling, general and administrative expense for the three-month period ended November 30, 2012 decreased $0.4 million from the prior year period primarily due to our work force reduction initiatives.

Restructuring charges of $0.4 million were recorded in the three-month period ended November 30, 2011. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Consumer Products Operations

	Three months ended November 30,		Six months ended November 30,
In thousands except per unit
	2012	2011	2012	2011
Operating Results
Ready-mix concrete sales	$ 52,776	$ 44,579	$ 104,694	$ 100,807
Package products sales and delivery fees	101	13,542	228	28,338
Total segment sales	52,877	58,121	104,922	129,145
Cost of products sold	54,123	59,212	106,796	130,409
Gross loss	(1,246)	(1,091)	(1,874)	(1,264)
Selling, general and administrative	(2,074)	(2,436)	(4,764)	(6,810)
Restructuring charges	—	(536)	—	(536)
Other income	713	457	2,123	2,664
Operating Loss	$ (2,607)	$ (3,606)	$ (4,515)	$ (5,946)
Ready-mix concrete
Shipments (cubic yards)	643	587	1,292	1,328
Prices ($/cubic yard)	$ 81.99	$ 75.85	$ 81.03	$ 75.89
Cost of sales ($/cubic yard)	$ 84.16	$ 80.66	$ 82.56	$ 79.69

Three months ended November 30, 2012

Consumer products operating loss for the three-month periods ended November 30, 2012 and November 30, 2011 was $2.6 million and $3.6 million, respectively.

Total segment sales for the three-month period ended November 30, 2012 were $52.9 million compared to $58.1 million for the prior year period. Segment sales decreased $5.2 million from the prior year period due to the effect of exiting the Houston, Texas ready-mix market and the sale of our Texas-based package products operations. Ready-mix concrete sales from ongoing operations increased $8.2 million from the prior year period on 9% higher shipments and 8% higher average prices.

Cost of products sold for the three-month period ended November 30, 2012 decreased $5.1 million from the prior year period primarily due to the sale of our Texas-based package products operation and having exited the Houston ready-mix market. Ready-mix concrete unit costs increased 4% from the prior year period on higher maintenance, diesel and material costs.

Selling, general and administrative expense for the three-month period ended November 30, 2012 decreased $0.3 million from the prior year period primarily due to the effect of the sale of our Texas-based package products operations and our work force reduction initiatives.

Restructuring charges of $0.5 million were recorded in the three-month period ended November 30, 2011. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Other income for the three-month period ended November 30, 2012 increased $0.3 million from the prior year period primarily due to earnings from joint venture of $0.7 million.

Corporate

	Three months ended November 30,		Six months ended November 30,
In thousands
	2012	2011	2012	2011
Other income	$ 46	$ 163	$ 92	$ 366
Selling, general and administrative	(10,405)	(4,953)	(20,718)	(11,355)
Restructuring charges	—	(1,169)	—	(1,169)
	$ (10,359)	$ (5,959)	$ (20,626)	$ (12,158)

Three months ended November 30, 2012

Other income for the three-month period ended November 30, 2012 decreased $0.1 million from the prior year period primarily due to lower oil and gas royalty payments.

Selling, general and administrative expense for the three-month period ended November 30, 2012 increased $5.5 million from the prior year period. Stock-based compensation includes awards expected to be settled in cash, the expense for which is based on their fair value at the end of each period until the awards are paid. The impact of changes in our stock price on the fair value of these awards increased expense $4.3 million for the three-month period ended November 30, 2012 and the realignment of administration functions resulted in approximately $1.0 million higher expense, which was more than offset by the savings from the work force reduction in the operating segments.

Restructuring charges of $1.2 million were recorded for the three-month period ended November 30, 2011. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Interest

Interest expense incurred for the three-month period ended November 30, 2012 was $17.4 million, of which $9.9 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $7.5 million was expensed. Interest expense incurred for the three-month period ended November 30, 2011 was $17.1 million, of which $8.3 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $8.8 million was expensed.

Interest expense to be capitalized in connection with our Hunter, Texas cement plant expansion project during the remainder of our current fiscal year is expected to be between $11 million and $17 million.

Income Taxes

Income taxes for the interim periods ended November 30, 2012 and November 30, 2011 have been included in the accompanying financial statements on the basis of an estimated annual rate. The tax rate differs from the 35% federal statutory corporate rate primarily due to percentage depletion that is tax deductible, state income taxes and valuation allowances against deferred tax assets. The estimated annualized rate for continuing operations is 4.3% for fiscal year 2013 compared to 4.6% for fiscal year 2012. We made no income tax payments in the six-month periods ended November 30, 2012 and November 30, 2011. We received income tax refunds of less than $0.1 million in the six-month period ended November 30, 2011.

Net deferred tax assets totaled $12.5 million at November 30, 2012 and $13.7 million at May 31, 2012, of which $10.0 million at November 30, 2012 and $10.7 million at May 31, 2012 were classified as current. Management reviews our deferred tax position and in particular our deferred tax assets whenever circumstances indicate that the assets may not be realized in the future and records a valuation allowance unless such deferred tax assets are deemed more likely than not to be recoverable. The ultimate realization of these deferred tax assets depends upon various factors including the generation of taxable income during future periods. The Company's deferred tax assets exceeded deferred tax liabilities as of November 30, 2012 and May 31, 2012 primarily as a result of recent losses. Management has concluded that the sources of taxable income we are permitted to consider do not assure the realization of the entire amount of our net deferred tax assets. Accordingly, a valuation allowance is required due to the uncertainty of realizing the deferred tax assets. We recorded a valuation allowance of $5.2 million in fiscal year 2012 through a charge to other comprehensive loss given the increase in actuarial losses in our retirement plans in 2012. We will continue to record additional valuation allowance against additions to our net deferred tax assets for fiscal year 2013 until Management believes it is more likely than not the deferred tax assets will be realized.

Certain statements contained in this quarterly report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan," "anticipate," and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims, changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

(Unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended November 30,		Six months ended November 30,
In thousands except per share	2012	2011	2012	2011
NET SALES	$ 167,693	$ 146,172	$ 342,216	$ 313,802
Cost of products sold	155,939	144,689	315,262	301,690
GROSS PROFIT	11,754	1,483	26,954	12,112
Selling, general and administrative	17,067	12,781	34,623	29,511
Restructuring charges	—	3,153	—	3,153
Interest	7,457	8,838	15,235	18,298
Loss on debt retirements	—	—	—	—
Other income	(1,924)	(1,522)	(4,525)	(7,393)
	22,600	23,250	45,333	43,569
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(10,846)	(21,767)	(18,379)	(31,457)
Income taxes (benefit)	(657)	(1,144)	(796)	(1,453)
NET LOSS FROM CONTINUING OPERATIONS	$ (10,189)	$ (20,623)	$ (17,583)	$ (30,004)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(933)	(414)	3,805	1,547
NET LOSS	$ (11,122)	$ (21,037)	$ (13,778)	$ (28,457)
NET LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$ (0.36)	$ (0.73)	$ (0.63)	$ (1.08)
Diluted	$ (0.36)	$ (0.73)	$ (0.63)	$ (1.08)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Basic	$ (0.04)	$ (0.02)	$ 0.14	$ 0.06
Diluted	$ (0.04)	$ (0.02)	$ 0.14	$ 0.06
NET LOSS PER SHARE:
Basic	$ (0.40)	$ (0.75)	$ (0.49)	$ (1.02)
Diluted	$ (0.40)	$ (0.75)	$ (0.49)	$ (1.02)
AVERAGE SHARES OUTSTANDING
Basic	28,030	27,882	28,014	27,878
Diluted	28,030	27,882	28,014	27,878
CASH DIVIDENDS DECLARED PER SHARE	$ —	$ —	$ —	$ 0.075

See notes to consolidated financial statements.

(Unaudited)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended November 30,		Six months ended November 30,
In thousands	2012	2011	2012	2011
Net loss	$ (11,122)	$ (21,037)	$ (13,778)	$ (28,457)
Other comprehensive income
Net actuarial gains (losses) of defined postretirement benefit plans
Reclassification of recognized transactions, net of tax	20	363	565	725
Adjustment, net of tax	—	—	(55)	—
Prior service cost of defined postretirement benefit plans
Reclassification of recognized transactions, net of taxes	77	(123)	(45)	(246)
Total other comprehensive income	97	240	465	479
Comprehensive loss	$ (11,025)	$ (20,797)	$ (13,313)	$ (27,978)

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited)
	November 30, 2012	May 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 71,782	$ 88,027
Receivables – net	107,760	98,836
Inventories	85,530	99,441
Deferred income taxes and prepaid expenses	16,672	19,007
Discontinued Operations Held for Sale	39,360	40,344
TOTAL CURRENT ASSETS	321,104	345,655
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	169,925	168,173
Buildings	49,608	49,567
Machinery and equipment	1,146,301	1,142,439
Construction in progress	472,185	436,552
	1,838,019	1,796,731
Less depreciation and depletion	633,973	611,406
	1,204,046	1,185,325
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	23,168	20,865
Deferred income taxes and other charges	23,234	23,368
	48,117	45,948
	$ 1,573,267	$ 1,576,928
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 64,520	$ 64,825
Accrued interest, compensation and other	67,712	61,317
Current portion of long-term debt	1,432	1,214
TOTAL CURRENT LIABILITIES	133,664	127,356
LONG-TERM DEBT	657,269	656,949
OTHER CREDITS	95,995	96,352
SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 28,056 and 27,996 shares, respectively	28,056	27,996
Additional paid-in capital	491,959	488,637
Retained earnings	190,357	204,136
Accumulated other comprehensive loss	(24,033)	(24,498)
	686,339	696,271
	$ 1,573,267	$ 1,576,928
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Six months ended November 30,
In thousands	2012	2011
OPERATING ACTIVITIES
Net loss	$ (13,778)	$ (28,457)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	28,543	31,385
Gains on asset disposals	(2,879)	(2,751)
Deferred income tax (benefit) expense	957	(945)
Stock-based compensation expense	5,505	(1,229)
Other – net	(8,469)	(5,185)
Changes in operating assets and liabilities
Receivables – net	(8,488)	3,696
Inventories	13,967	12,189
Prepaid expenses	1,687	2,854
Accounts payable and accrued liabilities	7,933	930
Net cash provided by operating activities	24,978	12,487
INVESTING ACTIVITIES
Capital expenditures – expansions	(36,118)	(35,966)
Capital expenditures – other	(10,845)	(26,300)
Proceeds from asset disposals	3,958	1,649
Investments in life insurance contracts	2,366	2,989
Other – net	(88)	(128)
Net cash used by investing activities	(40,727)	(57,756)
FINANCING ACTIVITIES
Debt payments	(1,585)	(36)
Debt issuance costs	—	(1,732)
Stock option exercises	1,089	158
Common dividends paid	—	(2,091)
Net cash used by financing activities	(496)	(3,701)
Decrease in cash and cash equivalents	(16,245)	(48,970)
Cash and cash equivalents at beginning of period	88,027	116,432
Cash and cash equivalents at end of period	$ 71,782	$ 67,462
CONTACT: T. Lesley Vines, Jr.
         Vice President
         Corporate Controller & Treasurer
         972.647.6722
         Email: lvines@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands except per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	4,035	3,226	873	784	704	940	3,301	969	884	743	984	3,580	1,119	1,034	2,153
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	16,470	11,363	3,584	3,026	2,470	2,985	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	7,722
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	2,902	2,147	669	575	471	700	2,415	741	587	508	563	2,399	649	643	1,292

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.07	$79.82	$78.91
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06	$7.45	$7.12	$7.26	$7.23	$7.19	$7.28	$7.24
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93	$75.85	$73.80	$78.50	$80.54	$80.08	$82.08	$81.03

Net Sales
Cement	404,823	447,594	482,379	468,673	364,386	266,180	67,690	61,599	54,018	73,078	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	169,897
Aggregates	134,220	153,480	155,562	162,582	131,197	88,019	26,593	22,644	18,212	21,596	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	55,890
Ready-mix	222,680	265,254	278,067	310,652	247,931	175,712	52,106	43,377	34,351	50,992	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	104,694
Other	104,847	118,555	119,798	132,606	121,321	101,526	27,310	23,112	20,487	30,745	101,654	27,128	23,039	23,556	22,774	96,497	2,867	2,685	5,552
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(103,030)	(69,779)	(20,708)	(18,369)	(14,597)	(20,380)	(74,054)	(20,022)	(19,250)	(17,356)	(17,950)	(74,578)	(15,708)	(16,827)	(32,535)
Delivery Fees	73,809	80,166	78,850	84,802	77,397	59,406	19,131	15,748	13,347	19,731	67,957	20,228	17,716	16,296	24,416	78,656	19,982	18,736	38,718
Net Sales	834,803	943,922	996,250	1,028,854	839,202	621,064	172,122	148,111	125,818	175,762	621,813	181,740	156,071	134,636	174,556	647,003	174,523	167,693	342,216

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	726,133	562,066	156,014	136,044	135,179	169,273	596,510	167,915	153,325	133,891	146,125	601,256	159,322	155,939	315,261
Selling, general and administrative	78,434	88,663	108,106	96,220	72,093	79,415	16,141	18,543	17,319	24,417	76,420	17,804	13,877	18,390	22,986	73,057	17,555	17,067	34,622
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	3,216	-	-	3,216	-	-	-
Interest	23,533	31,155	14,074	2,505	33,286	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	8,025	34,835	7,778	7,457	15,235
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,006	613	-	-	29,619	-	-	-	-	-	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(21,191)	(10,666)	(4,890)	(1,929)	(1,115)	(13,578)	(21,512)	(5,872)	(1,527)	(1,337)	(65,097)	(73,833)	(2,599)	(1,924)	(4,523)
	772,548	952,736	839,687	901,495	869,623	683,055	210,682	167,157	161,053	189,728	728,620	189,307	177,729	159,456	112,039	638,531	182,056	178,539	360,595
Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)	(7,567)	(21,658)	(24,820)	62,517	8,472	(7,533)	(10,846)	(18,379)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)	(621)	(540)	2,304	996	(139)	(657)	(796)
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(7,394)	(10,189)	(17,583)

Income from Discontinued Operations
net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,738	(933)	3,805
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,656)	(11,122)	(13,778)

Cumulative Effect of Accounting Change
net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,656)	(11,122)	(13,779)
																*NOTE:	Prior Years have not been adjusted
																	for Discontinued Operations.

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	5/31/2009	5/31/2010	8/31/2010	11/30/2010	2/28/2011	5/31/2011	8/31/2011	11/30/2011	2/29/2012	5/31/2012	8/31/2012	11/30/2012

Cash	251,600	84,139	15,138	39,527	19,796	74,946	162,427	139,753	123,362	116,432	60,600	67,462	27,155	88,027	60,871	71,782
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	129,432	112,184	107,217	96,671	69,999	85,817	94,617	82,378	78,597	98,836	113,354	107,760
Inventories	83,291	109,767	135,254	144,654	155,724	142,419	148,741	152,681	143,341	140,646	139,752	128,154	130,294	129,514	118,370	85,530
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	22,039	23,426	22,673	23,351	22,774	22,040	21,001	20,529	21,398	19,007	17,640	16,672
Discontinued Operations Held for Sale																39,360
Total Current Assets	481,008	410,960	310,623	373,067	326,991	352,975	441,058	412,456	359,476	364,935	315,970	298,523	257,444	335,384	310,235	321,104

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,791,546	1,758,778	1,759,077	1,775,126	1,788,023	1,797,750	1,830,765	1,853,036	1,865,027	1,846,046	1,869,717	1,838,019
Less depreciation and depletion	473,794	486,585	509,138	518,361	572,195	604,269	618,706	634,404	646,841	642,329	649,973	662,186	670,030	650,450	662,385	633,973
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,219,351	1,154,509	1,140,371	1,140,722	1,141,182	1,155,421	1,180,792	1,190,850	1,194,997	1,195,596	1,207,332	1,204,046

Goodwill	58,395	58,395	58,395	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	10,001	6,774	6,223	7,426	7,007	6,749	6,447	11,472	11,044	20,865	20,716	23,168
Deferred income taxes, intangibles and other charges	27,571	22,706	11,369	11,332	14,486	15,774	22,398	23,219	20,314	22,191	24,031	22,481	21,566	23,368	24,400	23,234
Assets of discontinued operations	1,114,627	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	26,202	24,263	30,336	32,360	29,036	30,655	32,193	35,668	34,325	45,948	46,831	48,117
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267

Accounts payable	44,560	50,931	96,883	111,478	55,749	56,214	54,659	41,800	43,265	56,787	54,320	57,389	60,759	64,825	68,673	64,520
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	51,856	51,455	45,805	63,307	40,087	58,848	49,290	63,829	43,189	61,317	44,656	67,712
Current portion of long term debt	688	681	1,340	7,725	243	234	13,341	95	72	73	74	499	486	1,214	1,455	1,432
Total Current Liabilities	107,450	118,567	168,327	186,170	107,848	107,903	113,805	105,202	83,424	115,708	103,684	121,717	104,434	127,356	114,784	133,664

Long-term Debt	603,126	251,505	274,416	401,880	541,540	538,620	652,459	652,441	652,422	652,403	652,385	654,138	654,014	656,949	657,803	657,269

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	120,011	123,976	108,400	102,495	89,177	87,318	85,223	80,919	81,278	96,352	95,935	95,995
Liabilities of discontinued operations	278,527	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	803,145	761,248	737,101	725,400	704,671	695,582	687,663	668,267	647,040	696,271	695,876	686,339
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267
	-	-	-	-	-	-

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,656)	(11,121)	(13,777)
Adjustments to reconcile income (loss) from
continuing operations to cash provided by
continuing operating activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	28,543
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(6,759)	(1,350)	(1,613)	58	99	(12,182)	(13,638)	(2,368)	(383)	(985)	(63,874)	(67,610)	(2,503)	(376)	(2,879)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	(1,938)	(9,132)	(14,973)	(7,991)	(14,701)	(5,210)	(42,875)	(241)	(704)	(708)	1,565	(88)	(3)	960	957
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,400)	5,097	(230)	2,518	1,983	1,310	5,581	107	(1,336)	2,939	677	2,387	2,766	2,739	5,505
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,596)	(250)	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	29,006	613	-	-	29,619	-	-	-	-	-	-	-	-
Other - net	889	(2,399)	3,234	2,475	5,931	13,998	2,192	(5,047)	597	5,416	3,158	(1,567)	(3,618)	761	5,647	1,223	(3,028)	(5,441)	(8,469)
Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(29,507)	55,397	(5,421)	4,413	11,699	13,702	(16,435)	13,379	(8,670)	12,366	3,928	(20,927)	(13,303)	(14,013)	5,525	(8,488)
Inventories	6,082	(18,761)	(25,047)	(9,400)	(11,070)	13,706	(6,322)	(3,940)	9,340	3,086	2,164	894	11,295	(2,141)	781	10,829	10,846	3,121	13,967
Prepaid expenses	(1,680)	63	1,392	(2,033)	(1,894)	387	1,297	(65)	1,269	(1,200)	1,301	1,729	1,125	407	(1,876)	1,385	1,099	588	1,687
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(36,232)	6,046	(7,284)	8,597	(9,293)	19,152	11,172	(5,809)	6,739	(5,396)	11,389	6,923	(4,632)	12,565	7,933
Other credits	3,838	2,527	-	-	-	-	-	-	-		-	-	-	-	-	-	-	-	-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,092	22,887	24,979

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(288,544)	(13,659)	(3,156)	(20,243)	(15,545)	(6,739)	(45,683)	(45,588)	(16,678)	(34,029)	(10,041)	(106,336)	(32,610)	(14,353)	(46,963)
Cash designated for property acquisitions		-	-	(28,733)	28,733	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	7,981	21,592	3,209	(172)	206	353	3,596	863	786	2,539	62,657	66,845	3,578	380	3,958
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	2,876	6,967	327	3,377	190	179	4,073	-	2,989	365	-	3,354	146	2,220	2,366
Purchases of short-term investments - net	-	(50,500)	50,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	(21)	2,079	292	(1,151)	2,089	36	1,266	(82)	(46)	(174)	57	(245)	(59)	(27)	(86)
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(248,975)	16,979	672	(18,189)	(13,060)	(6,171)	(36,748)	(44,807)	(12,949)	(31,299)	52,673	(36,382)	(28,945)	(11,780)	(40,725)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	650,000	-	-	-	650,000	-	-	-	-	-	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,772)	(245)	(547,736)	(13,832)	(42)	(17)	(561,627)	(18)	(18)	(137)	(127)	(300)	(1,028)	(557)	(1,585)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(5,470)	(2,552)	(12,250)	(176)	(54)	(12)	(12,492)	(1,629)	(103)	(97)	-	(1,829)	-	-	-
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	4,641	893	225	239	675	323	1,462	78	80	1,591	274	2,023	725	364	1,089
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(8,287)	(8,328)	(2,085)	(2,087)	(2,090)	(2,092)	(8,354)	(2,091)	-	-	-	(2,091)	-	-	-
Other - net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	121,958	(9,982)	88,154	(15,856)	(1,511)	(1,798)	68,989	(3,660)	(41)	1,357	147	(2,197)	(303)	(193)	(496)
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	(19,731)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,156)	10,914	(16,243)

DISCONTINUED OPERATIONS
Cash Provided (Used) by Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	(19,731)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,156)	10,914	(16,243)

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	19,796	74,946	162,427	139,753	123,362	74,946	116,432	60,600	67,462	27,155	116,432	88,027	60,871	88,027
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	19,796	74,946	162,427	139,753	123,362	116,432	116,432	60,600	67,462	27,155	88,027	88,027	60,871	71,782	71,782

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,656)	(11,121)	(13,777)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	33,286	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	8,025	34,835	7,778	7,457	15,235
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)	(621)	(540)	2,304	996	(139)	(657)	(796)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	28,543
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	3,216	-	-	3,216	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,006	613	-	-	29,619	-	-	-	-	-	-	-	-
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	20,718	11,583	(9,447)	11,838	34,692	17,873	5,801	(1,198)	84,999	107,475	19,199	10,006	29,205

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, restructuring charges and goodwill impairment, and loss on debt retirements and spin-off charges.

EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,092	22,887	24,979
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	(6,201)	(14,718)	7,896	(16,291)	(15,018)	(4,603)	(28,016)	11,856	(31,525)	3,202	10,633	(5,834)	6,700	(21,799)	(15,099)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	1,938	9,132	14,973	7,991	14,701	5,210	42,875	241	704	708	(1,565)	88	3	(960)	(957)
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,400	(5,097)	230	(2,518)	(1,983)	(1,310)	(5,581)	(107)	1,336	(2,939)	(677)	(2,387)	(2,766)	(2,739)	(5,505)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)	(147)	(621)	(540)	2,304	996	(139)	(657)	(796)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	6,759	1,350	1,613	(58)	(99)	12,182	13,638	2,368	383	985	63,874	67,610	2,503	376	2,879
Interest	23,533	31,155	14,074	2,505	33,286	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	8,025	34,835	7,778	7,457	15,235
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	3,216	-	-	3,216	-	-	-
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	(5,931)	(13,998)	(2,192)	5,047	(597)	(5,416)	(3,158)	1,567	3,618	(761)	(5,647)	(1,223)	3,028	5,441	8,469
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	20,718	11,583	(9,447)	11,838	34,692	17,873	5,801	(1,198)	84,999	107,475	19,199	10,006	29,205

Texas Industries, Inc.
Business Segment Summary
$ In thousands except per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	364,386	266,180	67,690	61,599	54,018	73,078	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	169,897
Other sales and delivery fees	30,699	27,416	27,648	36,079	30,934	28,333	8,692	6,979	6,144	9,094	30,909	9,659	8,240	7,641	11,340	36,880	9,892	8,858	18,750
Total segment sales	435,522	475,010	510,027	504,752	395,320	294,513	76,382	68,578	60,162	82,172	287,294	85,637	77,234	65,471	86,951	315,293	97,205	91,442	188,647
Cost of products sold	338,528	352,603	343,145	391,687	342,824	270,763	70,063	63,121	70,010	80,213	283,407	78,232	78,050	63,359	66,484	286,125	86,119	82,706	168,825
Gross profit	96,994	122,407	166,882	113,065	52,496	23,750	6,319	5,457	(9,848)	1,959	3,887	7,405	(816)	2,112	20,467	29,168	11,086	8,736	19,822
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(19,343)	(17,528)	(4,793)	(4,018)	(3,286)	(6,870)	(18,967)	(4,078)	(4,165)	(4,663)	(3,625)	(16,531)	(3,544)	(3,729)	(7,273)
Restructuring charges and goodwill impairment	-	-	-	-	(58,395)	-	-	-	-	-	-	-	(1,074)	-	-	(1,074)	-	-	-
Other income	1,342	951	24,536	7,419	9,301	7,774	2,438	509	696	1,188	4,831	3,190	700	167	4,868	8,925	880	1,050	1,930
Operating Profit (Loss)	83,251	109,402	171,540	102,177	(15,941)	13,996	3,964	1,948	(12,438)	(3,723)	(10,249)	6,517	(5,355)	(2,384)	21,710	20,488	8,422	6,057	14,479

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	4,035	3,226	873	784	704	940	3,301	969	884	743	984	3,580	1,119	1,034	2,153
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41	$78.07	$77.76	$76.79	$77.68	$78.07	$79.82	$78.91
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$78.02	$76.36	$71.23	$73.39	$90.43	$76.33	$77.29	$71.77	$78.34	$75.95	$56.60	$77.29	$68.55	$72.56	$70.47

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	131,197	88,019	26,593	22,644	18,212	21,596	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	55,890
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	106,294	76,928	23,377	18,438	16,692	24,873	83,380	22,901	18,973	19,813	27,336	89,023	12,829	12,473	25,302
Total segment sales	222,345	252,581	268,854	285,330	237,491	164,947	49,970	41,082	34,904	46,469	172,425	45,101	39,966	36,642	52,851	174,560	40,980	40,212	81,192
Cost of products sold	191,837	219,124	218,394	231,503	197,583	142,963	43,410	35,002	32,323	41,367	152,102	38,508	35,313	35,225	43,800	152,846	36,236	35,951	72,187
Gross profit	30,508	33,457	50,460	53,827	39,908	21,984	6,560	6,080	2,581	5,102	20,323	6,593	4,653	1,417	9,051	21,714	4,744	4,261	9,005
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(12,633)	(9,602)	(3,059)	(2,814)	(2,679)	(2,837)	(11,389)	(2,950)	(2,323)	(2,466)	(2,828)	(10,567)	(1,009)	(856)	(1,865)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	(437)	-	-	(437)	-	-	-
Other income	10,782	30,376	2,638	16,974	6,954	1,419	1,633	57	16	11,998	13,704	272	207	1,263	21,103	22,845	263	115	378
Operating Profit (Loss)	29,370	48,397	36,886	55,623	34,229	13,801	5,134	3,323	(82)	14,263	22,638	3,915	2,100	214	27,326	33,555	3,998	3,520	7,518

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	16,470	11,363	3,584	3,026	2,470	2,985	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	7,722
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06	$7.45	$7.12	$7.26	$7.38	$7.19	$7.28	$7.24
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.68	$6.91	$6.45	$6.53	$7.23	$6.80	$6.72	$6.22	$6.35	$7.47	$6.01	$6.72	$5.98	$5.99	$5.99

Consumer Products Operations
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	247,931	175,712	52,106	43,377	34,351	50,992	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	104,694
Package products sales and delivery fees	59,832	72,204	57,708	58,581	61,490	55,671	14,372	13,443	10,998	16,509	55,322	14,796	13,542	12,398	8,514	49,250	127	101	228
Total segment sales	282,512	337,458	335,775	369,233	309,421	231,383	66,478	56,820	45,349	67,501	236,148	71,024	58,121	49,879	52,704	231,728	52,045	52,877	104,922
Cost of products sold	267,625	316,341	310,955	341,604	288,756	218,119	63,249	56,290	47,443	68,073	235,055	71,197	59,212	52,663	53,791	236,863	52,673	54,123	106,796
Gross profit	14,887	21,117	24,820	27,629	20,665	13,264	3,229	530	(2,094)	(572)	1,093	(173)	(1,091)	(2,784)	(1,087)	(5,135)	(628)	(1,246)	(1,874)
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(13,116)	(10,193)	(2,676)	(3,047)	(2,607)	(4,443)	(12,773)	(4,374)	(2,436)	(1,297)	(2,739)	(10,846)	(2,690)	(2,074)	(4,764)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	(536)	-	-	(536)	-	-	-
Other income	711	647	1,310	3,268	1,314	586	198	134	66	131	529	2,207	457	(177)	39,065	41,552	1,410	713	2,123
Operating Profit (Loss)	5,259	10,349	9,846	11,583	8,863	3,657	751	(2,383)	(4,635)	(4,884)	(11,151)	(2,340)	(3,606)	(4,258)	35,239	25,035	(1,908)	(2,607)	(4,515)

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	2,902	2,147	669	575	471	700	2,415	741	587	508	563	2,399	649	643	1,292
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93	$75.85	$73.80	$78.50	$74.87	$80.08	$81.99	$81.03
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.41	$79.82	$76.20	$77.79	$80.71	$77.70	$77.89	$78.91	$80.66	$81.87	$81.34	$77.89	$80.97	$84.16	$82.56

Total Segment Operating Profit (Loss)	117,880	168,148	218,272	169,383	27,151	31,454	9,849	2,888	(17,155)	5,656	1,238	8,092	(6,861)	(6,428)	84,275	79,078	10,512	6,970	17,482
Corporate
Other income	9,892	15,296	8,145	3,902	3,622	887	621	1,229	337	261	2,448	203	163	84	61	511	46	46	92
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(27,001)	(42,092)	(5,613)	(8,664)	(8,747)	(10,267)	(33,291)	(6,402)	(4,953)	(9,964)	(13,794)	(35,113)	(10,315)	(10,407)	(20,722)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	(1,169)	-	-	(1,169)	-	-	-
	(31,198)	(32,560)	(47,587)	(39,519)	(23,379)	(41,205)	(4,992)	(7,435)	(8,410)	(10,006)	(30,843)	(6,199)	(5,959)	(9,880)	(13,733)	(35,771)	(10,269)	(10,361)	(20,630)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(33,286)	(52,240)	(14,411)	(13,886)	(9,670)	(9,616)	(47,583)	(9,460)	(8,838)	(8,512)	(8,025)	(34,835)	(7,777)	(7,458)	(15,235)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	(29,006)	(613)	-	-	(29,619)	-	-	-	-	-	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)	(7,567)	(21,658)	(24,820)	62,517	8,472	(7,534)	(10,849)	(18,380)

Texas Industries, Inc.
Business Segment Summary
$ In thousands except per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Total
Major Gains (losses) in Other Income
Cement
Antidumping settlement			19,803
Sale of emissions credits				3,879	1,723	3,427	1,690				1,690	2,533				2,533
Oil and gas bonus proceeds					2,781
Aggregates
Sale of emissions credits	6,225
Sale of real estate		23,987		5,146	4,961										20,784
Sale of southern Louisiana operations				10,093
Exchange of operating assets										11,997	11,997	2,058			(489)	1,569
Consumer products
Texas-based package products operations															30,881
Exchange of operation assets															8,965
Corporate
Oil and gas bonus proceeds					1,636			834			834					-			-

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	37,799	35,828	9,149	9,181	9,124	9,122	36,576	8,927	8,897	8,723	8,531	35,078	8,464	8,429	16,893
Aggregates	12,898	13,926	16,093	21,166	21,919	19,873	4,772	4,956	4,793	4,442	18,963	4,195	3,868	3,898	3,784	15,745	3,327	3,347	6,674
Consumer Products	6,889	6,181	6,493	7,998	7,434	7,065	1,656	1,709	1,919	2,341	7,625	2,564	2,326	2,194	1,897	8,981	1,866	1,981	3,847
Corporate	1,761	1,220	536	768	1,040	1,159	284	284	282	283	1,133	294	314	295	245	1,148	217	229	446
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	68,192	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	14,457	60,952	13,874	13,986	27,860